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                                                                   EXHIBIT 10.02

                             TERMINATION AGREEMENT
                             ---------------------


          This Termination Agreement (the "Termination Agreement") is made and entered into this 11th day of September, 1996 by and among PortaCom Wireless, Inc., a British Columbia corporation ("PWI"), Asian American Telecommunications Corporation, a Cayman Islands corporation ("AAT") and Max E. Bobbitt, as Agent of and on behalf of the holders of shares in the capital of AAT who are parties to the Acquisition Agreement (as defined below) (the "AAT Shareholders").

                                    RECITAL
                                    -------

          WHEREAS, the parties have concluded that it is in their mutual best interests and the best interests of their respective shareholders to terminate on the terms provided herein that certain Acquisition Agreement and Plan of Reorganization dated April 29, 1996, as amended by the First and Second Amendments dated May 20, 1996 and July 18, 1996, respectively, by and among PWI, AAT and the AAT Shareholders ("the Acquisition Agreement").

          Now, therefore, the parties hereto agree as follows:

                                   AGREEMENT
                                   ---------

          1.   Termination.  The Acquisition Agreement and all rights and
               -----------
obligations arising thereunder are hereby terminated, released and shall be of no further force and effect.

          2.   Consideration.  As consideration for this termination and the
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release set forth below, AAT shall, subject to the conditions provided below, issue to PWI two million (2,000,000) shares in the capital of AAT (the "Shares") and warrants to acquire four million (4,000,000) shares
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in the capital of AAT exercisable for a period of three years from the date hereof at an exercise price of four dollars ($4.00) per share (the "Warrants") in the form of the Warrant attached hereto as Exhibit A. The Shares and the Warrants shall be issued to PWI upon execution of this Termination Agreement; provided, that, the Shares shall not be delivered to PWI upon issuance but shall
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instead be pledged by PWI to AAT as collateral security for PWI's indemnification obligations pursuant to Section 3 below, to be held on the terms described below. Additionally, AAT shall pay to PWI One Million Dollars ($1,000,000.00) cash upon execution of this Termination Agreement. The Shares and Warrants issued to PWI upon execution of this Termination Agreement and shares issued upon exercise of any of the Warrants shall be restricted and shall bear the restrictive legend contained in Exhibit A hereto. The Shares, the Warrants and any shares issuable upon exercise of the Warrants shall be entitled to such demand or piggyback registration rights as may be provided to any AAT shareholders from time to time.

          3.   Indemnification.  PWI hereby agrees to indemnify and hold
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harmless AAT and its successors and assigns and any affiliate, officer, director, shareholder or agent of AAT and its successors and assigns and their affiliates, officers, directors, shareholders and agents (the "Indemnified Parties") against any claims, accounts, damages, losses, expenses, liabilities, actions, causes of action, demands, suits and proceedings of any nature whatsoever, known or unknown, that may be awarded, assessed or incurred as a result of any litigation, claims or threats of litigation that arise from or in any way relate to the (i) Acquisition Agreement, (ii) this Termination Agreement, (iii) actions of any party or any affiliate, officer, director, shareholder or agent of any party to the Acquisition Agreement or this Termination Agreement, or (iv) that arise from the relationship between AAT and PWI, including without limitation, reasonable attorneys fees and costs of


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                                                                               3

settlement of any such asserted claim or litigation. PWI hereby appoints AAT as its true and lawful attorney in fact and agent to enter into on behalf of or to vote with respect to and in the name of PWI any agreement or amendment to any agreement by and among AAT and any corporation whereby AAT enters into a business combination agreement or other similar agreement that provides for another corporation to acquire all or a majority of the shares of AAT and assume the obligations of AAT under its outstanding warrants, provided that such agreement to be executed on behalf of PWI provides for the exchange of the Shares and the Warrants for securities of another corporation on the same basis as all other AAT Shareholders and warrant holders. This Section 3 shall survive any termination of this Termination Agreement.

          4.   Third Party Beneficiaries.  The Indemnified Parties shall be and
               -------------------------
are express third party beneficiaries of the Termination Agreement and shall be entitled to enforce in their own names all rights granted to them hereunder.

          5.   Release and Settlement.  All parties hereto hereby forever
               ----------------------
release and discharge all other parties and any affiliate, officer, director, shareholder or agent of any party to the Acquisition Agreement from any claims, accounts, liabilities, losses, damages, actions, causes of action, demands, suits and proceedings of any nature whatsoever, known or unknown, arising from or related in any manner to (i) the Acquisition Agreement, (ii) this Termination Agreement, (iii) the actions of any party or any affiliate, officer, director, shareholder or agent of any party to the Acquisition Agreement or this Termination Agreement or (iv) the relationship between AAT and PWI.

          6.   Disposition of Pledged Shares.  PWI hereby pledges, assigns,
               -----------------------------
transfers and delivers unto AAT and grants a first priority lien and security interest to AAT in (i) the Shares and


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(ii) all proceeds of the Shares, all securities entitlements and all other securities or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of the Shares referred to in clause (i) of this Section 6 (the "Collateral"), as collateral security for the prompt and complete payment of the indemnification obligations described in Section 3 above. PWI shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to the owner of the Collateral or any part thereof for any purpose not inconsistent with the terms hereof. Any dividends or distributions of any kind whatsoever received or receivable by PWI, whether resulting from a subdivision, combination, or reclassification of the outstanding capital shares of AAT or received in exchange for the Collateral or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets involving or related to the Collateral, or otherwise, shall be and become part of the Collateral pledged hereunder and shall immediately be delivered to AAT to be held subject to the terms of this Termination Agreement. PWI hereby appoints AAT or its successor and assigns as its true and lawful attorney in fact and agent and hereby grants such agent the right and power to sell or otherwise dispose of with all rights as a secured party under the Delaware Uniform Commercial Code (the "Delaware-UCC") in any commercially reasonable manner permitted under the Delaware-UCC the Collateral to the extent such sale or other disposition is necessary to satisfy an Indemnified Party's right to indemnification hereunder. The determination as to the validity of any claim for indemnification shall be made by the agent appointed under this Section in said agent's sole discretion. In addition to the delivery of Stock Powers pursuant to Section 8 hereof, PWI agrees, upon the request of AAT, to promptly execute and deliver to AAT any and all additional documents, notices, or other written instruments which AAT deems in its sole discretion to be necessary to maintain or obtain a first priority perfected


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                                                                               5

security interest in the Collateral including, but not limited to, financing statements, instructions to issuers of the Collateral, brokers or other financial intermediaries, or agreements between AAT, PWI, and any broker or financial intermediary involved in a transfer of the Collateral.

          7.   Delivery of Pledged Shares.  The Collateral shall be delivered to
               --------------------------
PWI by January 1, 1999 and shall thereupon be released from the terms of the security interest provided herein; provided, however, that if any asserted claim or litigation for which any Indemnified Party is entitled to indemnification hereunder has not been finally resolved and terminated on such date, then the Collateral shall not be released from the terms of the security interest provided herein and shall not be delivered until all such litigation has been finally resolved and all statutes of limitations relevant to any claim asserted or threatened have expired.

          8.   Stock Power.  Upon execution of this Termination Agreement and
               -----------
upon further request of AAT or any successor corporation, PWI shall provide such stock powers or assignments executed in blank that pertain to the Collateral as are requested. Such stock powers or assignments may be utilized in conjunction with any disposition of the Collateral pursuant to Section 6.

          9.   Board Approvals.  The Boards of Directors of AAT and PWI have
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approved this Termination Agreement and authorized its execution by their respective officers.

          10.  Assignment.  This Termination Agreement shall inure to the
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benefit  of the successors and assigns of the parties hereto.

          11.  Transfers.  PWI may not transfer, sell, assign or otherwise
               ---------
dispose of any of the Collateral while it is subject to the terms of this Termination Agreement. Any attempted transfer,


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sale, assignment or other disposition shall be invalid and unenforceable and shall not be recognized by AAT or its successors and assigns.

          12.  Governing Law.  This Termination Agreement shall be governed by
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the laws of the State of Delaware, without regard to conflict of law principles.

     IN WITNESS WHEREOF, this Termination Agreement has been entered into as of the date first written above.

Asian American Telecommunication          Shareholders of Asian American
     Corporation,                             Telecommunications Corporation
     a Cayman Islands corporation


By:                            *          By:                              *
   -------------------------------           ---------------------------------
     Max E. Bobbitt, President and             Max E. Bobbitt, Agent
     Chief Executive Officer

                    * By:  Hermann Ivester, Attorney in Fact



PortaCom Wireless, Inc.,
     a British Columbia Corporation

By:
   _______________________________
     Douglas C. MacLellan, President